December 2015

Preliminary Terms No. 526

Registration Statement No. 333-199966

Dated December 17, 2015

Filed pursuant to Rule 433

Structured Investments

Opportunities in U.S. and International Equities

Auto-Callable Trigger PLUS Based on the Performance of an Equally Weighted Basket of Two Indices due December 27, 2018

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The Auto-Callable Trigger PLUS offered are unsecured and unsubordinated obligations of JPMorgan Chase & Co., will pay no interest, do not guarantee any return of your principal at maturity and have the terms described in the accompanying product supplement no. 4a-I, underlying supplement no. 1a-I, the prospectus supplement and the prospectus, as supplemented or modified by this document. If the closing value of the basket on the call observation date is greater than or equal to 127% of the initial basket value, the Auto-Callable Trigger PLUS will be automatically redeemed for a cash payment of at least $12.70 per Auto-Callable Trigger PLUS, or at least 127% of the stated principal amount. If the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity and the basket has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the basket. If the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity and the basket has declined in value but the final basket value is greater than or equal to the trigger level, investors will receive the stated principal amount of the Auto-Callable Trigger PLUS at maturity. However, if the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity and the basket has declined in value so that the final basket value is less than the trigger level, at maturity investors will lose a significant portion or all of their investment, resulting in a 1% loss for every 1% decline in the basket value over the term of the Auto-Callable Trigger PLUS. The Auto-Callable Trigger PLUS are for investors who seek exposure to an equally weighted basket of the two indices specified below and who are willing to risk their principal and forgo current income in exchange for the leverage feature that applies only if the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity to any positive performance of the basket. If the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity, at maturity, an investor will receive an amount in cash that may be greater than, equal to, or less than the stated principal amount based upon the closing value of the basket on the valuation date. All payments on the Auto-Callable Trigger PLUS are subject to the credit risk of JPMorgan Chase & Co. The investor may lose some or all of the stated principal amount of the Auto-Callable Trigger PLUS.

SUMMARY TERMS
Issuer:	JPMorgan Chase & Co.
Basket:	Underlying indices	Bloomberg ticker symbol	Basket weighting
	S&P 500® Index (the “SPX Index”)	SPX	1/2
	EURO STOXX 50® Index (the “SX5E Index”)	SX5E	1/2
We refer to the SPX Index and the SX5E Index as the underlying indices.
Aggregate principal amount:	$
Early redemption:	If, on the call observation date, the closing value of the basket is greater than or equal to the redemption threshold level, the Auto-Callable Trigger PLUS will be automatically redeemed for the early redemption payment on the third business day following the call observation date. No further payments will be made on the Auto-Callable Trigger PLUS once they have been redeemed. In addition, if the Auto-Callable Trigger PLUS are automatically redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final basket value is greater than the initial basket value. Moreover, the early redemption payment will be significantly less than the payment at maturity you would receive for the same level of appreciation of the basket had the Auto-Callable Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.
Payment at maturity:	If the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity and the final basket value is greater than the initial basket value, for each $10 stated principal amount Auto-Callable Trigger PLUS,
$10 + leveraged upside payment
If the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity and the final basket value is less than or equal to the initial basket value but is greater than or equal to the trigger level, for each $10 stated principal amount Auto-Callable Trigger PLUS,
$10
If the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity and the final basket value is less than the trigger level, for each $10 stated principal amount Auto-Callable Trigger PLUS
$10 × basket performance factor
This amount will be less than the stated principal amount of $10 per Auto-Callable Trigger PLUS and will represent a loss of more than 15% and possibly all of your investment.
Stated principal amount:	$10 per Auto-Callable Trigger PLUS
Issue price:	$10 per Auto-Callable Trigger PLUS (see “Commissions and issue price” below)
Pricing date:	December , 2015 (expected to price on or about December 21, 2015)
Original issue date (settlement date):	December , 2015 (4 business days after the pricing date)
Call observation date:	June 21, 2017, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” in the accompanying product supplement no. 4a-I
Valuation date:	December 21, 2018, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” in the accompanying product supplement no. 4a-I
Maturity date:	December 27, 2018, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement no. 4a-I
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Terms continued on the following page
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per Auto-Callable Trigger PLUS	$10.00	$0.152)	$9.80
$0.05(3)
Total	$	$	$

(1)	See “Additional Information about the Auto-Callable Trigger PLUS — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the Auto-Callable Trigger PLUS.
(2)	JPMS, acting as agent for JPMorgan Chase & Co., will pay all of the selling commissions it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). In no event will these selling commissions exceed $0.20 per $10 stated principal amount Auto-Callable Trigger PLUS. See “Plan of Distribution (Conflicts of Interest)” beginning on page PS-87 of the accompanying product supplement no. 4a-I.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each $10 stated principal amount Auto-Callable Trigger PLUS

If the Auto-Callable Trigger PLUS priced today and assuming a maximum payment at maturity equal to the minimum listed above, the estimated value of the Auto-Callable Trigger PLUS as determined by JPMS would be approximately $9.787 per $10 stated principal amount Auto-Callable Trigger PLUS. JPMS’s estimated value of the Auto-Callable Trigger PLUS on the pricing date will be provided by JPMS in the pricing supplement and will not be less than $9.60 per $10 stated principal amount Auto-Callable Trigger PLUS. See “Additional Information about the Auto-Callable Trigger PLUS — JPMS’s estimated value of the Auto-Callable Trigger PLUS” in this document for additional information.

Investing in the Auto-Callable Trigger PLUS involves a number of risks. See “Risk Factors” beginning on page PS-8 of the accompanying product supplement no. 4a-I, “Risk Factors” beginning on page US-2 of the accompanying underlying supplement no. 1a-I and “Risk Factors” beginning on page 5 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Auto-Callable Trigger PLUS or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The Auto-Callable Trigger PLUS are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement no. 4a-I, underlying supplement no. 1a-I, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Auto-Callable Trigger PLUS” at the end of this document.

Product supplement no. 4a-I dated November 7, 2014: http://www.sec.gov/Archives/edgar/data/19617/000089109214008407/e61359_424b2.pdf

Underlying supplement no. 1a-I dated November 7, 2014: http://www.sec.gov/Archives/edgar/data/19617/000089109214008410/e61337_424b2.pdf

Prospectus supplement and prospectus, each dated November 7, 2014: http://www.sec.gov/Archives/edgar/data/19617/000089109214008397/e61348_424b2.pdf

Trigger PLUS Based on the Performance of an Equally Weighted Basket of Two Indices due December 27, 2018 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Terms continued from previous page:

Redemption threshold level:	127, which is equal to 127% of the initial basket value
Early redemption payment:	At least $12.70 per Auto-Callable Trigger PLUS. The actual early redemption payment will be provided in the pricing supplement and will not be less than $12.70 per Auto-Callable Trigger PLUS.
Leveraged upside payment:	$10 × leverage factor × basket percent increase
Basket percent increase:	(final basket value – initial basket value) / initial basket value
Initial basket value:	Set equal to 100 on the pricing date
Final basket value:	The closing value of the basket on the valuation date
Trigger level:	85, which is equal to 85% of the initial basket value
Leverage factor:	At least 150%. The actual leverage factor will be provided in the pricing supplement and will not be less than 150%.
Basket performance factor:	final basket value / initial basket value
Closing value of the basket:	The closing value of the basket on the valuation date will be calculated as follows: 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]
Index return:	With respect to each underlying index: (final index value – initial index value) initial index value
Initial index value:	With respect to each underlying index, the closing level of that underlying index on the pricing date
Final index value:	With respect to each underlying index, the closing level of that underlying index on the valuation date
CUSIP / ISIN:	48128A764 / US48128A7643
Listing:	The Auto-Callable Trigger PLUS will not be listed on any securities exchange.
December 2015	Page 2

Trigger PLUS Based on the Performance of an Equally Weighted Basket of Two Indices due December 27, 2018 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Investment Summary

Performance Leveraged Upside Securities

Principal at Risk Securities

The Auto-Callable Trigger PLUS Based on the Performance of an Equally Weighted Basket of Two Indices due December 27, 2018 (the “Auto-Callable Trigger PLUS”) can be used:

▪	To provide an opportunity to earn the early redemption payment, which is an amount equal to at least $12.70 per Auto-Callable Trigger PLUS, or at least 127% of the stated principal amount, if the closing value of the basket on the call observation date is greater than or equal to the redemption threshold level.
▪	As an alternative to direct exposure to the underlying indices that, if the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity, enhances returns for any positive performance of the basket.
▪	If the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity, to enhance returns and potentially outperform the basket in a bullish scenario.
▪	If the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity, to potentially achieve similar levels of upside exposure to the basket as a direct investment, while using fewer dollars by taking advantage of the leverage factor.
▪	If the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity, to provide limited market downside protection against a loss of principal in the event of a decline of the basket but only if the final basket value is greater than or equal to the trigger level.

Maturity:	Approximately 3 years
Redemption threshold level:	127, which is 127% of the initial basket value
Early redemption payment:	At least $12.70 (at least 127% of the stated principal amount) per Auto-Callable Trigger PLUS (to be provided in the pricing supplement)
Leverage factor:	At least 150% (applicable only if the final basket value is greater than the initial basket value and the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity). The actual leverage factor will be provided in the pricing supplement.
Trigger level:	85, which is 85% of the initial basket value
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the Auto-Callable Trigger PLUS.
Basket weightings:	1/2 for each of the underlying indices

Supplemental Terms of the Auto-Callable Trigger PLUS

For purposes of the accompanying product supplement, each underlying index is an “Index.”

December 2015	Page 3

Trigger PLUS Based on the Performance of an Equally Weighted Basket of Two Indices due December 27, 2018 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Key Investment Rationale

If the closing value of the basket on the call observation date is greater than or equal to 127% of the initial basket value, the Auto-Callable Trigger PLUS will be automatically redeemed for a cash payment per Auto-Callable Trigger PLUS equal to at least $12.70, or at least 127% of the stated principal amount. If the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity, the Auto-Callable Trigger PLUS offer leveraged exposure to an underlying asset, which may be equities, commodities and/or currencies. In exchange for enhanced returns from any positive performance of the asset, investors are exposed to the risk of loss of some or all of their investment due to the trigger feature. If the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity and the asset has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying asset. If the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity and the asset has depreciated but is at or above the trigger level, investors will receive the stated principal amount of their investment. If the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity and the asset has depreciated below the trigger level, investors are fully exposed to the negative performance of the asset. In addition, if the Auto-Callable Trigger PLUS are automatically redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final basket value is greater than the initial basket value. Moreover, the early redemption payment will be significantly less than the payment at maturity you would receive for the same level of appreciation of the basket had the Auto-Callable Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity. Investors may lose some or all of the stated principal amount of the Auto-Callable Trigger PLUS.

Early Redemption Feature	On the call observation date, if the closing value of the basket is greater than or equal to the redemption threshold level, the Auto-Callable Trigger PLUS will be automatically redeemed for a cash payment per Auto-Callable Trigger PLUS equal to the early redemption payment. No further payments will be made on the Auto-Callable Trigger PLUS after they have been redeemed. The actual early redemption payment will be provided in the pricing supplement.
Leveraged Performance	If the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity , the Auto-Callable Trigger PLUS offer investors an opportunity to capture enhanced returns for any positive performance relative to a direct investment in the basket.
Trigger Feature	If the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity, even if the basket has declined over the term of the Auto-Callable Trigger PLUS, investors will receive their stated principal amount but only if the final basket value is greater than or equal to the trigger level.
Upside Scenario	The Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity and the final basket value is greater than the initial basket value. At maturity, the Auto-Callable Trigger PLUS pay the stated principal amount of $10 plus a return equal to at least 150% of the basket percent increase per Auto-Callable Trigger PLUS. The actual leverage factor will be provided in the pricing supplement.
Par Scenario	The Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity and the final basket value is less than or equal to the initial basket value but is greater than or equal to the trigger level. In this case, the Auto-Callable Trigger PLUS pay the stated principal amount of $10 per Auto-Callable Trigger PLUS at maturity even though the basket has depreciated.
Downside Scenario	The Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity and the final basket value is less than the trigger level. In this case, the Auto-Callable Trigger PLUS pay an amount that is over 15% less than the stated principal amount and this decrease will be by an amount that is proportionate to the percentage decline of the final basket value from the initial basket value. (Example: if the basket decreases in value by 20%, the Auto-Callable Trigger PLUS will pay an amount that is less than the stated principal amount by 20%, or $8 per Auto-Callable Trigger PLUS.)
December 2015	Page 4

Trigger PLUS Based on the Performance of an Equally Weighted Basket of Two Indices due December 27, 2018 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

How the Auto-Callable Trigger PLUS Work

Payoff Diagrams

The diagrams below illustrate the payment upon automatic early redemption or at maturity on the Auto-Callable Trigger PLUS based on the following terms:

Stated principal amount:	$10 per Auto-Callable Trigger PLUS
Redemption threshold level:	127, which is 127% of the initial basket value
Hypothetical early redemption payment:	$12.70 per Auto-Callable Trigger PLUS (127% of the stated principal amount)*
Hypothetical leverage factor:	150%*
Trigger level:	85, which is 85% of the initial basket value

*The actual early redemption payment and leverage factor will be provided in the pricing supplement and will not be less than $12.70 per Auto-Callable Trigger PLUS and 150%, respectively.

Diagram #1: Call Observation Date

December 2015	Page 5

Trigger PLUS Based on the Performance of an Equally Weighted Basket of Two Indices due December 27, 2018 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

Auto-Callable Trigger PLUS Payoff Diagram

How it works

▪	Early Redemption Scenario. On the call observation date, if the closing value of the basket is greater than or equal to the redemption threshold level, under the hypothetical terms of Auto-Callable Trigger PLUS, the Auto-Callable Trigger PLUS will be automatically redeemed for a cash payment per Auto-Callable Trigger PLUS equal to the hypothetical early redemption payment of $12.70, or 127% of the stated principal amount. If the Auto-Callable Trigger PLUS are automatically redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final basket value is greater than the initial basket value. Moreover, the early redemption payment will be significantly less than the payment at maturity you would receive for the same level of appreciation of the basket had the Auto-Callable Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.
▪	Upside Scenario. If the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity and the final basket value is greater than the initial basket value, for each $10 principal amount Auto-Callable Trigger PLUS, investors will receive the $10 stated principal amount plus a return equal to 150% of the appreciation of the basket over the term of the Auto-Callable Trigger PLUS.

Under the hypothetical terms of the Auto-Callable Trigger PLUS, if the basket appreciates by 30.00%, investors would receive a 45.00% return, or $14.50 per Auto-Callable Trigger PLUS, at maturity. This is significantly more than the early redemption payment the investor would have received if the basket had appreciated 30.00% or more as of the call observation date, and as a result, the Auto-Callable Trigger PLUS were automatically redeemed.

▪	Par Scenario. If the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity and the final basket value is less than or equal to the initial basket value but is greater than or equal to the trigger level, investors will receive the stated principal amount of $10 per Auto-Callable Trigger PLUS.
▪	For example, if the basket depreciates 5%, investors will receive the $10 stated principal amount
▪	Downside Scenario. If the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity and the final basket value is less than the trigger level, investors will receive an amount that is significantly less than the stated principal amount by an amount proportionate to the percentage decrease of the final basket value from the initial basket value.
▪	For example, if the basket depreciates 50%, investors will lose 50% of their principal and receive only $5 per Auto-Callable Trigger PLUS at maturity, or 50% of the stated principal amount.

The hypothetical returns and hypothetical payments on the Auto-Callable Trigger PLUS shown above apply only if you hold the Auto-Callable Trigger PLUS for their entire term or until early redemption. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market.

December 2015	Page 6

Trigger PLUS Based on the Performance of an Equally Weighted Basket of Two Indices due December 27, 2018 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

December 2015	Page 7

Trigger PLUS Based on the Performance of an Equally Weighted Basket of Two Indices due December 27, 2018 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Hypothetical Payouts on the Auto-Callable Trigger PLUS at Maturity if No Automatic Early Redemption Occurs

Below are three examples of how to calculate the payment at maturity based on the hypothetical closing values of the underlying indices in the respective tables below, assuming that the Auto-Callable Trigger PLUS have not been redeemed prior to maturity. The following hypothetical examples are provided for illustrative purposes only.

Example 1:  The final basket value is greater than the initial basket value.

Underlying Index	Weight in Basket	Hypothetical initial index value	Hypothetical final index value	Index return
SPX Index	1/2	2,000.00	2,050.00	+2.50%
SX5E Index	1/2	3,200.00	3,280.00	+2.50%

Basket percent increase = (final basket value – initial basket value) / initial basket value

Initial basket value = 100

Final basket level = 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]

Using the hypothetical values above, the sum of the index return of each underlying index times the basket weighting of that underlying index:

[(2,050.00 – 2,000.00) / 2,000.00] × 1/2 = 1.25%
[(3,280.00 – 3,200.00) / 3,200.00] × 1/2 = 1.25%

1.25% + 1.25% = 2.50%
Final basket value	=	100 × (1 + 2.50%), which equals 102.50
Basket percent increase	=	(102.50 – 100) / 100, which equals 2.50%

The payment at maturity per Auto-Callable Trigger PLUS will equal $10 plus the leveraged upside payment. The leveraged upside payment will equal (i) $10 times (ii) the basket percent increase times (iii) the leverage factor, or:

$10 × 2.5% × 150% = $0.375

The payment at maturity will equal $10 plus the leveraged upside payment, or:

$10 + $0.375 = $10.375

December 2015	Page 8

Trigger PLUS Based on the Performance of an Equally Weighted Basket of Two Indices due December 27, 2018 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Example 2:  The final basket value is less than the initial basket value but greater than or equal to the trigger level.

Underlying Index	Weight in Basket	Hypothetical initial index value	Hypothetical final index value	Index return
SPX Index	1/2	2,000.00	1,800.00	-10.00%
SX5E Index	1/2	3,200.00	2,880.00	-10.00%

Basket percent increase = (final basket value – initial basket value) / initial basket value

Initial basket value = 100

Final basket level = 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]

Using the hypothetical values above, the sum of the index return of each underlying index times the basket weighting of that underlying index:

[(1,800.00 – 2,000.00) / 2,000.00] × 1/2 = -5%
[(2,880.00 – 3,200.00) / 3,200.00] × 1/2 = -5%

(-5.00%) + (-5.00%) = -10%
Final basket value	=	100 × (1 + (-10%)), which equals 90

In the above example, although the final basket value is less than the initial basket value, because the final basket value represents a decline from the initial basket value of 10%, and therefore is greater than or equal to the trigger level of 85, the payment at maturity per Auto-Callable Trigger PLUS will equal the stated principal amount of $10.

December 2015	Page 9

Trigger PLUS Based on the Performance of an Equally Weighted Basket of Two Indices due December 27, 2018 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Example 3: The final basket value is less than the trigger level.

Underlying Index	Weight in Basket	Hypothetical initial index value	Hypothetical final index value	Index return
SPX Index	1/2	2,000.00	400.00	-80.00%
SX5E Index	1/2	3,200.00	3,8400.00	+20.00%

Basket percent increase = (final basket value – initial basket value) / initial basket value

Initial basket value = 100

Final basket level = 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]

Using the hypothetical values above, the sum of the index return of each underlying index times the basket weighting of that underlying index:

[(400.00 – 2,000.00) / 2,000.00] × 1/2 = -40.00%
[(3,840.00 – 3,200.00) / 3,200.00] × 1/2 = 10.00%

(-40)% + 10.00% = -30%
Final basket value	=	100 × (1 + (-30%)), which equals 70
Basket performance factor	=	70 / 100, which equals 70%

In the above example, the final index value of the SX5E Index (with a weighting of 1/2 of the basket) is higher than its initial index value, but the final index value of the SPX Index (with a weighting of 1/2 of the basket) is lower than its initial index value. Accordingly, although the final index value of one index has increased in value over its initial index value, the final index value of the other 1/2 of the basket has declined and its decline more than offsets the increase in the other underlying index. Consequently, the basket performance factor is less than 100%.

Because the final basket value is less than the trigger level in this example, the payment at maturity per Auto-Callable Trigger PLUS will equal $10 times the basket performance factor; or

($10 × 70%) = $7.00

The payment at maturity per Auto-Callable Trigger PLUS will be $7.00, which is less than the stated principal amount by an amount that is proportionate to the percentage decline in the basket.

December 2015	Page 10

Trigger PLUS Based on the Performance of an Equally Weighted Basket of Two Indices due December 27, 2018 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Auto-Callable Trigger PLUS. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” beginning on page PS-8 of the accompanying product supplement no. 4a-I and “Risk Factors” beginning on page US-2 of the accompanying underlying supplement no. 1a-I. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Auto-Callable Trigger PLUS.

▪	The Auto-Callable Trigger PLUS do not pay interest or, if the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity, guarantee the return of any principal and your investment in the Auto-Callable Trigger PLUS may result in a loss. The terms of the Auto-Callable Trigger PLUS differ from those of ordinary debt securities in that the Auto-Callable Trigger PLUS do not pay interest or, if the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity, guarantee the payment of any principal amount at maturity. If the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity and the final basket value is less than the trigger level (which is 85% of the initial basket value), the payment at maturity will be an amount in cash that is less than the stated principal amount of each Auto-Callable Trigger PLUS by more than 15% and this decrease will be by an amount that is proportionate to the decrease in the value of the basket and may be zero. There is no minimum payment at maturity on the Auto-Callable Trigger PLUS, and, accordingly, you could lose your entire initial investment in the Auto-Callable Trigger PLUS.
▪	If the Auto-Callable Trigger PLUS are automatically redeemed prior to maturity, the appreciation potential of the Auto-Callable Trigger PLUS is limited to the early redemption payment. If the Auto-Callable Trigger PLUS are automatically redeemed prior to maturity, the return on the Auto-Callable Trigger PLUS is limited to the early redemption payment that is paid on the third business day following the call observation date. In addition, if the Auto-Callable Trigger PLUS are automatically redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final basket value is greater than the initial basket value. Moreover, the early redemption payment will be significantly less than the payment at maturity you would receive for the same level of appreciation of the basket had the Auto-Callable Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.
▪	Early redemption risk. The term of your investment in the Auto-Callable Trigger PLUS may be limited to as short as approximately 18 months by the automatic early redemption feature of the Auto-Callable Trigger PLUS. If the Auto-Callable Trigger PLUS are automatically redeemed prior to maturity, you may not be able to reinvest the proceeds from an investment in the Auto-Callable Trigger PLUS at a comparable return for a similar level of risk.
▪	The Auto-Callable Trigger PLUS are subject to the credit risk of JPMorgan Chase & Co., and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Auto-Callable Trigger PLUS. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the Auto-Callable Trigger PLUS. Any actual or anticipated decline in our credit ratings or increase in the credit spreads determined by the market for taking our credit risk is likely to adversely affect the market value of the Auto-Callable Trigger PLUS. If we were to default on our payment obligations, you may not receive any amounts owed to you under the Auto-Callable Trigger PLUS and you could lose your entire investment.
▪	Economic interests of the issuer, the calculation agent, the agent of the offering of the Auto-Callable Trigger PLUS and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the Auto-Callable Trigger PLUS, including acting as calculation agent and as an agent of the offering of the Auto-Callable Trigger PLUS, hedging our obligations under the Auto-Callable Trigger PLUS and making the assumptions used to determine the pricing of the Auto-Callable Trigger PLUS and the estimated value of the Auto-Callable Trigger PLUS, which we refer to as JPMS’s estimated value. In performing these duties, our economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Auto-Callable Trigger PLUS. The calculation agent will determine the final basket value and whether the Auto-Callable Trigger PLUS will be automatically redeemed prior to maturity and will calculate the amount of payment you will receive at maturity, if any. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor to any underlying index, calculation of the final
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index value of any underlying index in the event of a discontinuation or material change in method of calculation of that underlying index, may affect the payment to you at maturity.

In addition, we are currently one of the companies that make up the SPX Index. We will not have any obligation to consider your interests as a holder of the Auto-Callable Trigger PLUS in taking any corporate action that might affect the value of the SPX Index or the Auto-Callable Trigger PLUS.

Moreover, our business activities, including hedging and trading activities, could cause our economic interests to be adverse to yours and could adversely affect any payment on the Auto-Callable Trigger PLUS and the value of the Auto-Callable Trigger PLUS. It is possible that hedging or trading activities of ours or our affiliates in connection with the Auto-Callable Trigger PLUS could result in substantial returns for us or our affiliates while the value of the Auto-Callable Trigger PLUS declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement no. 4a-I for additional information about these risks.

▪	Correlation (or lack of correlation) of performances among the underlying indices may reduce the performance of the basket, and changes in the values of the underlying indices may offset each other. The Auto-Callable Trigger PLUS are linked to an equally weighted basket consisting of the underlying indices. Movements and performances of the underlying indices may or may not be correlated with each other. At a time when the value of one of the underlying indices increases, the values of the other underlying index may not increase as much or may decline. Therefore, in calculating the final basket value, increases in the value of one of the underlying indices may be moderated, or more than offset, by the lesser increases or declines in the value of the other underlying index. High correlation of movements in the values of the underlying indices during periods of negative returns could have an adverse effect on your return on your investment. There can be no assurance that the final basket value will be greater than the initial basket value.
▪	JPMS’s estimated value of the Auto-Callable Trigger PLUS will be lower than the original issue price (price to public) of the Auto-Callable Trigger PLUS. JPMS’s estimated value is only an estimate using several factors. The original issue price of the Auto-Callable Trigger PLUS will exceed JPMS’s estimated value because costs associated with selling, structuring and hedging the Auto-Callable Trigger PLUS are included in the original issue price of the Auto-Callable Trigger PLUS. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Auto-Callable Trigger PLUS and the estimated cost of hedging our obligations under the Auto-Callable Trigger PLUS. See “Additional Information about the Auto-Callable Trigger PLUS — JPMS’s estimated value of the Auto-Callable Trigger PLUS” in this document.
▪	JPMS’s estimated value does not represent future values of the Auto-Callable Trigger PLUS and may differ from others’ estimates. JPMS’s estimated value of the Auto-Callable Trigger PLUS is determined by reference to JPMS’s internal pricing models. This estimated value is based on market conditions and other relevant factors existing at the time of pricing and JPMS’s assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for Auto-Callable Trigger PLUS that are greater than or less than JPMS’s estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the Auto-Callable Trigger PLUS could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy Auto-Callable Trigger PLUS from you in secondary market transactions. See “Additional Information about the Auto-Callable Trigger PLUS — JPMS’s estimated value of the Auto-Callable Trigger PLUS” in this document.
▪	JPMS’s estimated value is not determined by reference to credit spreads for our conventional fixed-rate debt. The internal funding rate used in the determination of JPMS’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the Auto-Callable Trigger PLUS as well as the higher issuance, operational and ongoing liability management costs of the Auto-Callable Trigger PLUS in comparison to those costs for our conventional fixed-rate debt. If JPMS were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the Auto-Callable Trigger PLUS to be more favorable to you. In addition, JPMS’s estimated value might be lower if it were based on the interest rate implied by our conventional fixed-rate credit spreads. Consequently, our use of an internal funding rate would have an adverse effect on the terms of the Auto-Callable Trigger
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PLUS and any secondary market prices of the Auto-Callable Trigger PLUS. See “Additional Information about the Auto-Callable Trigger PLUS — JPMS’s estimated value of the Auto-Callable Trigger PLUS” in this document.

▪	The value of the Auto-Callable Trigger PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than JPMS’s then-current estimated value of the Auto-Callable Trigger PLUS for a limited time period. We generally expect that some of the costs included in the original issue price of the Auto-Callable Trigger PLUS will be partially paid back to you in connection with any repurchases of your Auto-Callable Trigger PLUS by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our secondary market credit spreads for structured debt issuances. See “Additional Information about the Auto-Callable Trigger PLUS — Secondary market prices of the Auto-Callable Trigger PLUS” in this document for additional information relating to this initial period. Accordingly, the estimated value of your Auto-Callable Trigger PLUS during this initial period may be lower than the value of the Auto-Callable Trigger PLUS as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the Auto-Callable Trigger PLUS will likely be lower than the original issue price of the Auto-Callable Trigger PLUS. Any secondary market prices of the Auto-Callable Trigger PLUS will likely be lower than the original issue price of the Auto-Callable Trigger PLUS because, among other things, secondary market prices take into account our secondary market credit spreads for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and the structuring fee and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the Auto-Callable Trigger PLUS. As a result, the price, if any, at which JPMS will be willing to buy Auto-Callable Trigger PLUS from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the Auto-Callable Trigger PLUS.

The Auto-Callable Trigger PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Auto-Callable Trigger PLUS to maturity. See “— Secondary trading may be limited” below.

▪	Secondary market prices of the Auto-Callable Trigger PLUS will be impacted by many economic and market factors. The secondary market price of the Auto-Callable Trigger PLUS during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the values of the underlying indices, including:
o	any actual or potential change in our creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	secondary market credit spreads for structured debt issuances;
o	the actual and expected volatility of the underlying indices;
o	the time to maturity of the Auto-Callable Trigger PLUS;
o	the likelihood of an automatic early redemption being triggered;
o	dividend rates on the equity securities included in the underlying indices;
o	the actual and expected positive or negative correlation among the underlying indices, or the actual and expected absence of any such correlation;
o	interest and yield rates in the market generally;
o	the exchange rates and the volatility of the exchange rates between the U.S. dollar and each of the currencies in which the equity securities included in the underlying indices trade and the correlation among those rates and the values of the underlying indices; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the Auto-Callable Trigger PLUS, which may also be reflected on customer account statements. This price may

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be different (higher or lower) than the price of the Auto-Callable Trigger PLUS, if any, at which JPMS may be willing to purchase your Auto-Callable Trigger PLUS in the secondary market.

▪	Investing in the Auto-Callable Trigger PLUS is not equivalent to investing in the basket or the underlying indices. Investing in the Auto-Callable Trigger PLUS is not equivalent to investing in the basket, the underlying indices or their component stocks. Investors in the Auto-Callable Trigger PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute any underlying index.
▪	Adjustments to any underlying index could adversely affect the value of the Auto-Callable Trigger PLUS. The publisher for any underlying index may discontinue or suspend calculation or publication of that underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to any discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.
▪	The Auto-Callable Trigger PLUS are subject to risks associated with securities issued by non-U.S. companies with respect to the SX5E Index. The equity securities included in the SX5E Index have been issued by non-U.S. companies. Investments in Auto-Callable Trigger PLUS linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.
▪	The Auto-Callable Trigger PLUS are not directly exposed to fluctuations in foreign exchange rates with respect to the SX5E Index. The value of your Auto-Callable Trigger PLUS will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the equity securities included in the SX5E Index are based, although any currency fluctuations could affect the performance of the SX5E Index. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Auto-Callable Trigger PLUS, you will not receive any additional payment or incur any reduction in any payment on the Auto-Callable Trigger PLUS.
▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the Auto-Callable Trigger PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Auto-Callable Trigger PLUS on or prior to the pricing date and prior to maturity could adversely affect the values of the underlying indices and, as a result, could decrease the amount an investor may receive on the Auto-Callable Trigger PLUS at maturity, if any. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial index value of an underlying index and, therefore, if the Auto-Callable Trigger PLUS have not been automatically redeemed prior to maturity, could potentially increase the level that the final index value of an underlying index must reach before you receive a payment at maturity that exceeds the issue price of the Auto-Callable Trigger PLUS or so that you do not suffer a loss on your initial investment in the Auto-Callable Trigger PLUS. Additionally, these hedging or trading activities during the term of the Auto-Callable Trigger PLUS, including on the valuation date, could adversely affect the final basket value and, accordingly, the amount of cash an investor will receive at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the Auto-Callable Trigger PLUS declines.
▪	Secondary trading may be limited. The Auto-Callable Trigger PLUS will not be listed on a securities exchange. There may be little or no secondary market for the Auto-Callable Trigger PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Auto-Callable Trigger PLUS easily. JPMS may act as a market maker for the Auto-Callable Trigger PLUS, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the Auto-Callable Trigger PLUS, the price at which you may be able to trade your Auto-Callable Trigger PLUS is likely to depend on the price, if any, at which JPMS is willing to buy the
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Auto-Callable Trigger PLUS. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the Auto-Callable Trigger PLUS.

▪	The final terms and valuation of the Auto-Callable Trigger PLUS will be provided in the pricing supplement. The final terms of the Auto-Callable Trigger PLUS will be provided in the pricing supplement. In particular, each of JPMS’s estimated value, the early redemption payment and the leverage factor will be provided in the pricing supplement and each may be as low as the applicable minimum set forth on the cover of this document. Accordingly, you should consider your potential investment in the Auto-Callable Trigger PLUS based on the minimums for JPMS’s estimated value, the early redemption payment and the leverage factor.
▪	The tax consequences of an investment in the Auto-Callable Trigger PLUS are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the Auto-Callable Trigger PLUS, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the Auto-Callable Trigger PLUS described in “Additional Information about the Auto-Callable Trigger PLUS ― Additional Provisions ― Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4a-I. If the IRS were successful in asserting an alternative treatment for the Auto-Callable Trigger PLUS, the timing and character of any income or loss on the Auto-Callable Trigger PLUS could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Auto-Callable Trigger PLUS, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4a-I and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Auto-Callable Trigger PLUS, including possible alternative treatments and the issues presented by this notice.
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Trigger PLUS Based on the Performance of an Equally Weighted Basket of Two Indices due December 27, 2018 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Basket Overview

The basket is an equally weighted basket composed of two indices.

Underlying indices

The S&P 500® Index. The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC, consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. The calculation of the S&P 500® Index is based on the relative value of the float adjusted aggregate market capitalization of 500 component companies as of a particular time as compared to the aggregate average market capitalization of the 500 similar companies during the base period of the years 1941 through 1943. For additional information on the S&P 500® Index, see the information set forth under “Equity Index Descriptions — The S&P 500® Index” in the accompanying underlying supplement no. 1a-I.

The EURO STOXX 50® Index. The EURO STOXX 50® Index consists of 50 component stocks of market sector leaders from within the Eurozone. For additional information on the EURO STOXX 50® Index, see the information set forth under “Equity Index Descriptions ― The EURO STOXX 50® Index” in the accompanying underlying supplement no. 1a-I.

Underlying index information as of December 16, 2015
	Bloomberg Ticker Symbol	Current Closing Level	52 Weeks Ago	52 Week High	52 Week Low	Basket weighting
The S&P 500® Index	SPX	2,073.07	1,972.74 (on 12/16/2014)	2,130.82 (on 5/21/2015)	1,867.61 (on 8/25/2015)	1/2
The EURO STOXX® 50 Index	SX5E	3,246.78	3,049.99 (on 12/16/2014)	3,828.78 (on 4/13/2015)	3,007.91 (on 1/6/2015)	1/2

The following graph is calculated to show the performance of the basket during the period from January 4, 2010 through December 16, 2015, assuming the underlying indices are weighted as set out above such that the initial basket value was 100 on January 4, 2010 and illustrates the effect of the offset and/or correlation among the underlying indices during that period. The graph does not take into account the leverage factor on the Auto-Callable Trigger PLUS or the maximum payment at maturity, nor does it attempt to show your expected return on an investment in the Auto-Callable Trigger PLUS. You cannot predict the future performance of any underlying index or of the basket as a whole, or whether increases in the value of any underlying index will be offset by decreases in the values of the other underlying indices. The historical value performance of the basket and the degree of correlation between the value trends of the underlying indices (or lack thereof) should not be taken as an indication of its future performance.

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Trigger PLUS Based on the Performance of an Equally Weighted Basket of Two Indices due December 27, 2018 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Historical Basket Performance January 4, 2010 through December 16, 2015

The following graphs set forth the official daily values, for each of the underlying indices for the period from January 4, 2010 through December 16, 2015. The related tables set forth the published high and low, as well as end-of-quarter, closing levels for each underlying index for each quarter in the same period. The closing levels on December 16, 2015 were, in the case of the SPX Index, 2,073.07 and in the case of the SX5E Index, 3,246.78. We obtained the closing level information above and the information in the tables and graphs from Bloomberg Professional® service (“Bloomberg”), without independent verification. The historical values and historical performance of the underlying indices should not be taken as an indication of future performance, and no assurance can be given as to the closing levels of the underlying indices and the closing value of the basket on the valuation date. We cannot give you any assurance that the basket will appreciate over the term of the Auto-Callable Trigger PLUS so that you do not suffer a loss on your initial investment in the Auto-Callable Trigger PLUS.

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Trigger PLUS Based on the Performance of an Equally Weighted Basket of Two Indices due December 27, 2018 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Historical Performance of the S&P 500® Index January 4, 2010 through December 16, 2015

License Agreement between S&P Dow Jones Indices LLC and JPMorgan Chase & Co. “Standard & Poor’s®,” “S&P®,” “S&P 500®” and “Standard & Poor’s 500” are trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by JPMorgan Chase & Co. and its affiliates. See “Equity Index Descriptions — The S&P 500® Index — License Agreement with S&P Dow Jones Indices LLC” in the accompanying underlying supplement no. 1a-I.

S&P 500® Index	High	Low	Period End
2010
First Quarter	1,174.17	1,056.74	1,169.43
Second Quarter	1,217.28	1,030.71	1,030.71
Third Quarter	1,148.67	1,022.58	1,141.20
Fourth Quarter	1,259.78	1,137.03	1,257.64
2011
First Quarter	1,343.01	1,256.88	1,325.83
Second Quarter	1,363.61	1,265.42	1,320.64
Third Quarter	1,353.22	1,119.46	1,131.42
Fourth Quarter	1,285.09	1,099.23	1,257.60
2012
First Quarter	1,416.51	1,277.06	1,408.47
Second Quarter	1,419.04	1,278.04	1,362.16
Third Quarter	1,465.77	1,334.76	1,440.67
Fourth Quarter	1,461.40	1,353.33	1,426.19
2013
First Quarter	1,569.19	1,457.15	1,569.19
Second Quarter	1,669.16	1,541.61	1,606.28
Third Quarter	1,725.52	1,614.08	1,681.55
Fourth Quarter	1,848.36	1,655.45	1,848.36
2014
First Quarter	1,878.04	1,741.89	1,872.34
Second Quarter	1,962.87	1,815.69	1,960.23
Third Quarter	2,011.36	1,909.57	1,972.29
Fourth Quarter	2,090.57	1,862.49	2,058.90
2015
First Quarter	2,117.39	1,992.67	2,067.89
Second Quarter	2,130.82	2,057.64	2,063.11
Third Quarter	2,128.28	1,867.61	1,920.03
Fourth Quarter (through December 16, 2015)	2,109.79	1,923.82	2,073.07
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Trigger PLUS Based on the Performance of an Equally Weighted Basket of Two Indices due December 27, 2018 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Historical Performance of the EURO STOXX 50® Index January 4, 2010 through December 16, 2015

License Agreement between STOXX Limited and an affiliate of J.P. Morgan Chase & Co. The EURO STOXX 50® Index and STOXX® are the intellectual property (including registered trademarks) of STOXX Limited, Zurich, Switzerland and/or its licensors (the “Licensors”), which are used under license. The securities based on the EURO STOXX 50® Index are in no way sponsored, endorsed, sold or promoted by STOXX Limited and its Licensors and neither Stoxx Limited nor any of its Licensors shall have any liability with respect thereto. See “Equity Index Descriptions — The EURO STOXX 50® Index — License Agreement with STOXX Limited” in the accompanying underlying supplement no. 1a-I.

EURO STOXX 50® Index	High	Low	Period End
2010
First Quarter	3,017.85	2,631.64	2,931.16
Second Quarter	3,012.65	2,488.50	2,573.32
Third Quarter	2,827.27	2,507.83	2,747.90
Fourth Quarter	2,890.64	2,650.99	2,792.82
2011
First Quarter	3,068.00	2,721.24	2,910.91
Second Quarter	3,011.25	2,715.88	2,848.53
Third Quarter	2,875.67	1,995.01	2,179.66
Fourth Quarter	2,476.92	2,090.25	2,316.55
2012
First Quarter	2,608.42	2,286.45	2,477.28
Second Quarter	2,501.18	2,068.66	2,264.72
Third Quarter	2,594.56	2,151.54	2,454.26
Fourth Quarter	2,659.95	2,427.32	2,635.93
2013
First Quarter	2,749.27	2,570.52	2,624.02
Second Quarter	2,835.87	2,511.83	2,602.59
Third Quarter	2,936.20	2,570.76	2,893.15
Fourth Quarter	3,111.37	2,902.12	3,109.00
2014
First Quarter	3,172.43	2,962.49	3,161.60
Second Quarter	3,314.80	3,091.52	3,228.24
Third Quarter	3,289.75	3,006.83	3,225.93
Fourth Quarter	3,277.38	2,874.65	3,146.43
2015
First Quarter	3,731.35	3,007.91	3,697.38
Second Quarter	3,828.78	3,424.30	3,424.30
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Trigger PLUS Based on the Performance of an Equally Weighted Basket of Two Indices due December 27, 2018 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

EURO STOXX 50® Index	High	Low	Period End
Third Quarter	3,686.58	3,019.34	3,100.67
Fourth Quarter (through December 16, 2015)	3,506.45	3,069.05	3,246.78

Additional Information about the Auto-Callable Trigger PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the Auto-Callable Trigger PLUS will be postponed to the third business day following the valuation date as postponed.
Minimum ticketing size:	$1,000 / 100 Auto-Callable Trigger PLUS
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
JPMS’s estimated value of the Auto-Callable Trigger PLUS:

JPMS’s estimated value of the Auto-Callable Trigger PLUS set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the Auto-Callable Trigger PLUS, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the Auto-Callable Trigger PLUS. JPMS’s estimated value does not represent a minimum price at which JPMS would be willing to buy your Auto-Callable Trigger PLUS in any secondary market (if any exists) at any time. The internal funding rate used in the determination of JPMS’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. For additional information, see “Risk Factors — JPMS’s estimated value is not determined by reference to credit spreads for our conventional fixed-rate debt.” The value of the derivative or derivatives underlying the economic terms of the Auto-Callable Trigger PLUS is derived from JPMS’s internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, JPMS’s estimated value of the Auto-Callable Trigger PLUS on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — JPMS’s estimated value does not represent future values of the Auto-Callable Trigger PLUS and may differ from others’ estimates.”

JPMS’s estimated value of the Auto-Callable Trigger PLUS will be lower than the original issue price of the Auto-Callable Trigger PLUS because costs associated with selling, structuring and hedging the Auto-Callable Trigger PLUS are included in the original issue price of the Auto-Callable Trigger PLUS. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Auto-Callable Trigger PLUS and the estimated cost of hedging our obligations under the Auto-Callable Trigger PLUS. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the Auto-Callable Trigger PLUS. See “Risk Factors — JPMS’s estimated value of the Auto-Callable Trigger PLUS will be lower than the original issue price (price to public) of the Auto-Callable Trigger PLUS” in this document.

Secondary market prices of the Auto-Callable Trigger PLUS:	For information about factors that will impact any secondary market prices of the Auto-Callable Trigger PLUS, see “Risk Factors — Secondary market prices of the Auto-Callable Trigger PLUS will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the Auto-Callable Trigger PLUS will be partially paid back to you in connection with any
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Trigger PLUS Based on the Performance of an Equally Weighted Basket of Two Indices due December 27, 2018 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

repurchases of your Auto-Callable Trigger PLUS by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of six months and one-half of the stated term of the Auto-Callable Trigger PLUS. The length of any such initial period reflects the structure of the Auto-Callable Trigger PLUS, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the Auto-Callable Trigger PLUS and when these costs are incurred, as determined by JPMS. See “Risk Factors — The value of the Auto-Callable Trigger PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than JPMS’s then-current estimated value of the Auto-Callable Trigger PLUS for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4a-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Auto-Callable Trigger PLUS.

Based on current market conditions, in the opinion of our special tax counsel, your Auto-Callable Trigger PLUS should be treated as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement no. 4a-I. Assuming this treatment is respected, the gain or loss on your Auto-Callable Trigger PLUS should be treated as long-term capital gain or loss if you hold your Auto-Callable Trigger PLUS for more than a year, whether or not you are an initial purchaser of Auto-Callable Trigger PLUS at the issue price. However, the IRS or a court may not respect this treatment of the Auto-Callable Trigger PLUS, in which case the timing and character of any income or loss on the Auto-Callable Trigger PLUS could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Auto-Callable Trigger PLUS, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Auto-Callable Trigger PLUS, including possible alternative treatments and the issues presented by this notice.

Withholding under legislation commonly referred to as “FATCA” may (if the Auto-Callable Trigger PLUS are recharacterized as debt instruments) apply to amounts treated as interest paid with respect to the Auto-Callable Trigger PLUS. Notwithstanding anything to the contrary in the accompanying product supplement no. 4a-I, under a recent IRS notice, withholding under FATCA will not apply to payments of gross proceeds (other than any amount treated as interest) of a taxable disposition, including redemption at maturity, of the Auto-Callable Trigger PLUS. You should consult your tax adviser regarding the potential application of FATCA to the Auto-Callable Trigger PLUS.

Non-U.S. holders should also note that, notwithstanding anything to the contrary in the accompanying product supplement no. 4a-I, recently promulgated Treasury regulations imposing a withholding tax on certain “dividend equivalents” under certain “equity linked instruments” will not apply to the Auto-Callable Trigger PLUS.

Supplemental use of proceeds and hedging:

The Auto-Callable Trigger PLUS are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the Auto-Callable Trigger PLUS. See “How the Auto-Callable Trigger PLUS Work” in this document for an illustration of the risk-return profile of the Auto-Callable Trigger PLUS and “Basket Overview” in this document for a description of the market exposure provided by the Auto-Callable Trigger PLUS.

The original issue price of the Auto-Callable Trigger PLUS is equal to JPMS’s estimated value of the Auto-Callable Trigger PLUS plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Auto-Callable Trigger PLUS, plus the estimated cost of hedging our obligations under the Auto-Callable Trigger PLUS.

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Trigger PLUS Based on the Performance of an Equally Weighted Basket of Two Indices due December 27, 2018 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement no. 4a-I.
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the Auto-Callable Trigger PLUS in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Chase & Co., will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each Auto-Callable Trigger PLUS.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Auto-Callable Trigger PLUS and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental Use of proceeds and hedging” above and “Use of Proceeds and Hedging” on page PS-42 of the accompanying product supplement no. 4a-I.

We expect that delivery of the securities will be made against payment for the securities on or about the fourth business day following the expected pricing date of the securities (this settlement cycle being referred to as t+4). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities on the pricing date will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (800) 869-3326).
Where you can find more information:

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for the offering to which these preliminary terms relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in this offering will arrange to send you the prospectus, the prospectus supplement, product supplement no. 4a-I, underlying supplement no. 1a-I and this communication if you so request by calling toll-free (800)-869-3326.

You may revoke your offer to purchase the Auto-Callable Trigger PLUS at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the Auto-Callable Trigger PLUS prior to their issuance. In the event of any changes to the terms of the Auto-Callable Trigger PLUS, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this document together with the prospectus, as supplemented by the prospectus supplement, each dated November 7, 2014 relating to our Series E medium-term notes of which these Auto-Callable Trigger PLUS are a part, and the more detailed information contained in product supplement no. 4a-I dated November 7, 2014 and underlying supplement no. 1a-I dated November 7, 2014.

This document, together with the documents listed below, contains the terms of the Auto-Callable Trigger PLUS and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 4a-I and “Risk Factors” in the accompanying underlying supplement no. 1a-I, as the Auto-Callable Trigger PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Auto-Callable Trigger PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. 4a-I dated November 7, 2014:

http://www.sec.gov/Archives/edgar/data/19617/000089109214008407/e61359_424b2.pdf

• Underlying supplement no. 1a-I dated November 7, 2014:

http://www.sec.gov/Archives/edgar/data/19617/000089109214008410/e61337_424b2.pdf

• Prospectus supplement and prospectus, each dated November 7, 2014:

http://www.sec.gov/Archives/edgar/data/19617/000089109214008397/e61348_424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Chase & Co.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan

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Stanley.
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